Exhibit 99.1

NEWS RELEASE

TO BUSINESS EDITOR:

PEOPLES FINANCIAL SERVICES CORP. Reports Unaudited Fourth Quarter 2022 Earnings

Scranton, PA, January 26, 2023/PRNEWSWIRE/ – Peoples Financial Services Corp. (“Peoples”) (NASDAQ: PFIS), the bank holding company for Peoples Security Bank and Trust Company, today reported unaudited financial results at and for the three and twelve months ended December 31, 2022.

Peoples reported net income of $9.1 million, or $1.27 per diluted share for the three months ended December 31, 2022, a 44.3% decrease when compared to $16.4 million, or $2.28 per share for the comparable period of 2021. The decrease in earnings for the three months ended December 31, 2022 was due primarily to an after-tax gain of $9.6 million from the sale of Visa Class B shares in the year ago fourth quarter period and an after-tax loss of $1.6 million on the sale of securities available for sale in the current period. The sale of lower yielding U.S. Treasury bonds and the immediate reinvestment of the proceeds into higher yielding, longer duration mortgage-backed securities is expected to improve net interest income over the near term.  Net interest income for the current period increased $2.8 million on strong loan growth resulting in higher interest income partially offset by increased costs of funds. The current period includes a credit to the provision for loans losses of $2.1 million based on application of our allowance for loan losses methodology that included a decline in historical loss factors and overall improvement to the credit quality of the loan portfolio based on current conditions.  The year ago period included a provision for loan losses of $1.8 million based on our allowance for loan losses methodology and then current conditions.  Noninterest expenses for the three months ended December 31, 2022 increased $2.5 million compared to the prior year’s period due to higher salaries, benefits, occupancy and equipment costs in part due to ongoing investment in the Company’s market expansion strategy and digital technology upgrade.

Core net income, a non-GAAP measure1, which we defined as excluding the gain on the sale of the Visa Class B shares and gains or losses from our investment securities portfolio, for the three months ended December 31, totaled $10.7 million and $6.8 million in 2022 and 2021, respectively. Core net income per share, a non-GAAP measure1, for the three months ended December 31, 2022 was $1.49, a 56.8% increase from $0.95 reported for the same period in 2021. The increase in core net income in the current three month period is due primarily to a $3.9 million decrease to the provision for loan losses, the product of a $2.1 million credit to the provision due to a release from the allowance for loan losses in the current period based on our allowance for loan losses methodology and changes to historical loss factors and improved credit quality of the loan portfolio based on current conditions, and a $1.8 million provision in the year ago period based on our loan losses methodology and then current conditions.  Net interest income for the current period increased $2.8 million on strong loan growth resulting in higher interest income partially offset by increased funding costs.  Noninterest expenses for the current period increased $2.5 million due to higher salaries, benefits, occupancy and equipment costs in part due to ongoing investment in the Company’s market expansion strategy and digital technology upgrade.

Net income for the year ended December 31, 2022, totaled $38.1 million or $5.28 per diluted share, a 12.5% decrease over $43.5 million or $6.02 per diluted share in the prior year. The decrease in earnings in the twelve months ended December 31, 2022 is a result of lower noninterest income due to the pre-tax $2.0 million loss on the sale of available for sale securities in the current period and the pre-tax gain of $12.2 million from the sale of Visa Class B shares in the prior year, combined with higher noninterest expenses.  Higher net interest income and a lower provision for loan losses partially offset the declines. Net interest income increased $11.1 million due to $447.5 million in non-PPP loan growth and a higher rate environment, offset in part by higher deposit and borrowing costs. The provision for loan losses decreased from the prior year by $2.2 million due to a lower reserve requirement based on our loan losses methodology that included a reduction in historical losses. Higher noninterest expenses were due to higher salaries and benefits of $3.8 million and higher occupancy and equipment costs of $3.7 million in part due to our continued investment in the market expansion strategy which included a full-year of operations in our newest markets, and our recent digital technology upgrade implemented during the second half of 2021.

1 See reconciliation of non-GAAP financial measures on p. 18 - 20

Core net income, a non-GAAP measure1, for the twelve months ended December 31, 2022 was $39.7 million or $5.50 per diluted share, a 17.3% increase when compared to $33.9 million or $4.69 per diluted share for the same period of 2021. The increase in core net income for the current period is due to an increase to net interest income of $11.1 million, a lower provision for loan losses of $2.2 million in the current period and higher noninterest income of $0.3 million in the current twelve month period when excluding the pre-tax gain of $12.2 million from the sale of Visa Class B shares in the year ago period and a pre-tax loss of $2.0 million on the sale of securities available for sale during the current period, partially offset by higher noninterest expense of $7.4 million in the twelve months ended December 31, 2022.

NOTABLES

●	Annual earnings of $38.1 million or $5.28 per diluted share. Core earnings of $39.7 million and $5.50 per share.
●	Tax-equivalent net interest income, a non-GAAP measure[1], increased $11.5 million or 13.3% to $97.7 million for the twelve months ended December 31, 2022 compared to $86.1 million for the same period in 2021.
●	Dividends paid during 2022 totaled $1.58 per share representing a 5.3% increase from 2021.
●	Net loan growth for the twelve months ended December 31, 2022, excluding Small Business Administration (“SBA”) Paycheck Protection Program (“PPP”) loans, was $447.5 million or 19.8% annualized.
●	Deposit growth during the twelve months ended December 31, 2022, excluding brokered deposits, totaled $59.6 million.
●	Return on average assets (“ROAA”) was 1.04% and 1.12% for the three and twelve months ended December 31, 2022 compared to 1.97% and 1.41% for the comparable periods in 2021.
●	Core return on average assets, a non-GAAP measure[1], was 1.22% and 1.16% for the three and twelve months ended December 31, 2022 compared to 0.82% and 1.10% for the prior year’s periods.
●	Return on average equity (“ROE”) was 11.79% and 11.87% for the three and twelve months ended December 31, 2022 compared to 19.34% and 13.34% for the comparable periods in 2021.
●	Core return on average equity, a non-GAAP measure[1], was 13.81% and 12.35% for the three and twelve months ended December 31, 2022 compared to 8.03% and 10.40% for the prior year’s periods.
●	Return on average tangible equity, a non-GAAP measure[1], was 14.87% and 15.01% for the three and twelve months ended December 31, 2022 compared to 23.87% and 16.60% for the comparable periods in 2021.
●	Core return on average tangible equity, a non-GAAP measure[1], was 17.41% and 15.62% for the three and twelve months ended December 31, 2022 compared to 9.91% and 12.90% for the comparable periods in 2021.
●	Nonperforming assets as a percentage of total assets at December 31, 2022 improved to 0.12% as compared to 0.15% at December 31, 2021.
●	During the quarter, our Doylestown branch was relocated to a newly constructed full service facility to enhance our commitment to the Bucks County region.

  INCOME STATEMENT REVIEW

In March 2022, the Federal Open Market Committee ("FOMC") began increasing the federal funds rate in an attempt to curb inflation. Since then, there have been 7 rate increases, totaling 425 basis points and additional rate hikes are anticipated in 2023. These increases directly impact our core source of income, net interest income through yields on investments and loans and the cost of funding via deposits and borrowings. Through December 31, 2022, we have realized higher rates on our existing adjustable and variable rate loans and new originations. The benefit of higher asset yields however, has been partially mitigated by higher funding costs primarily during the three months ended December 31, 2022, as rate-sensitive depositors seek higher rates. We anticipate that funding costs will continue to increase in the future as a result of the FOMC rate adjustments, local competition for deposits and the cost of alternative funding.

Calculated on a fully taxable equivalent basis, a non-GAAP measure1, our net interest margin for the three months ended December 31, 2022 was 2.97%, a decrease of 11 basis points when compared to the three months ended September 30, 2022, and an increase of 15 basis points when compared to 2.82% for the same three month period in 2021.  The decrease in net interest margin from the prior three month period was due to higher funding costs offsetting the higher yield and volume of earning assets. The tax-equivalent yield on interest-earning assets increased 25 basis points to 3.84% during the three months ended December 31, 2022 from 3.59% during the three months ended September 30, 2022, and increased 76 basis points when compared to 3.08% for the three months ended December 31, 2021.  Our cost of funds, which represents our average rate paid on total interest-bearing liabilities, increased 48 basis points to 1.20% for the three months ended December 31, 2022 when compared to 0.72% during the three months ended September 30, 2022 and increased 83 basis points compared to 0.37% in the prior year period. Each of these increases was due to the higher costs of deposits and short-term borrowings used to fund loan growth.

Fourth Quarter 2022 Results – Comparison to Prior-Year Quarter

Tax-equivalent net interest income, a non-GAAP measure1, for the three months ended December 31, increased $2.9 million or 13.2% to $24.9 million in 2022 from $22.0 million in 2021. The increase in tax equivalent net interest income was due to higher tax-equivalent interest income of $8.1 million less elevated interest expense of $5.2 million.

The higher interest income was the result of an increase in yield and average volume of earning assets. Average earning assets were $224.5 million higher in the three month period ended December 31, 2022 when compared to the year ago period. PPP loans averaged $22.4 million in the three-month period ended December 31, 2022 with interest and net fees totaling approximately $90 thousand compared to average balances of $73.2 million with interest and net fees totaling $808 thousand in the year ago period. The tax-equivalent yield on the loan portfolio was 4.35% and 3.78% for the three months ended December 31, 2022 and 2021. Excluding PPP loans, the tax-equivalent yield of the loan portfolio was 4.38% and 3.76% for the three months ended December 31, 2022 and 2021, respectively. This increase was due to the higher rates on adjustable and floating rate loans, and new loan originations. Loans, net averaged $2.7 billion for the three months ended December 31, 2022 and $2.3 billion for the comparable period in 2021. For the three months ended December 31, the tax-equivalent yield on total investments increased to 1.68% in 2022 from 1.65% in 2021. Average investments totaled $640.0 million in 2022 and $551.1 million in 2021.

The increased interest expense in the current three month period is due primarily to higher rates on public funds and non-maturity deposits driven by the higher interest rate environment.  The Company's total cost of deposits increased during the three months ended December 31, 2022 compared to the year ago period by 59 basis points to 0.81%, and the cost of interest-bearing deposits increased to 1.08% from 0.29% in the previous year three month period. Short-term FHLB borrowings were utilized in the current period to fund loan growth; short term borrowings averaged $49.4 million in the current period and added $0.5 million of interest expense at an average cost of 4.20% compared to no short-term borrowings in the year ago period.

Average interest-bearing liabilities increased $172.8 million for the three months ended December 31, 2022, compared to the corresponding period last year due to an increase in non-maturity and public fund deposits and short-term borrowings. Average noninterest-bearing deposits increased $33.5 million or 4.6% from the prior period and now represent 24.8% of total deposits.

For the three months ended December 31, 2022, $2.1 million was released from the allowance for loans losses compared to a provision for loan losses of $1.8 million in the year ago period. The current period reversal was due to the roll-off of historical losses from the 3 year calculation period. For the year ago period, the provision for loan losses increased due to $138.1 million in non-PPP loan growth.

Noninterest income for the three months ended December 31, 2022 was $1.2 million, a $14.1 million decrease from the prior year’s quarter due primarily to a pre-tax $2.0 million loss on the sale of securities available for sale in the fourth quarter 2022 and the $12.2 million pre-tax gain from the sale of Visa Class B shares in the prior year’s quarter. Noninterest income, excluding the loss on the sale of securities available for sale and the gain from the sale of Visa Class B shares, increased $0.1 million to $3.2 million for the three months ended December 31, 2022. The increase was due to higher service charges, fees and commissions offset in part by reduced interest rate swap revenues which were negatively impacted by interest rate movements.

Noninterest expense increased $2.5 million or 16.7% to $17.2 million for the three months ended December 31, 2022, from $14.8 million for the three months ended December 31, 2021. Salaries and employee benefits increased $1.1 million or 13.6% due to annual merit increases and the addition of lending teams and credit support staff in our newest expansion markets of Piscataway, New Jersey and Pittsburgh, Pennsylvania that opened during the fourth quarter of 2021. Occupancy and equipment expenses were higher by $1.5 million in the current period due to information technology investments related in part to mobile/digital banking solutions implemented during the second half of 2021.

The provision for income tax expense decreased $2.5 million for the three months ended December 31, 2022 compared to the year ago period due to higher taxable income in the prior year’s period due to the Visa Class B shares gain. The effective tax rate for the quarter ended December 31, 2022 was 15.6% compared to 19.4% in the year ago period.

2022 vs. 2021 Full Year Results

Calculated on a fully taxable equivalent basis (“FTE”), a non-GAAP measure1, the net interest margin for the twelve months ended December 31, 2022 was 3.02%, an increase of 3 basis points over the prior year’s period of 2.99%. Excluding the impact of PPP loan interest and net fees, the net interest margin increased to 3.00% in the current period from 2.90% in the year ago period. Tax-equivalent net interest income, a non-GAAP measure1, for the twelve months ended December 31, increased $11.5 million or 13.4% to $97.7 million in 2022 from $86.1 million in 2021. The increase in net interest income was driven by an increase in average earning assets of $355.8 million and a higher yield on those assets, partially offset by higher funding costs due to an increase of $264.2 million in average interest-bearing liabilities and higher interest rates. The 2022 period included $1.8 million in SBA PPP interest and fees, a decrease of $5.3 million compared to the $7.1 million in the year ago period. Average loans increased $302.1 million and investments increased $250.1 million compared to December 31, 2021. The yield on earning assets was 3.50% for 2022 compared to 3.32% in 2021. The cost of interest bearing liabilities during the twelve month period rose to 0.68% from 0.46% a year ago.

For the year ended December 31, 2022, $0.4 million was released from the allowance for loans losses compared to a provision for loan losses of $1.8 million in the year ago period. The current period release was due to application of our allowance for loan losses methodology that included a decline in historical loss factors and overall improvement to the quality of the loan portfolio based on current conditions. The provision in the year ago period was due to application of our allowance for loan losses methodology and evaluation of qualitative factors that existed at December 31, 2021.

Noninterest income for the twelve months ended December 31, 2022 was $11.8 million, a $13.8 million decrease from $25.6 million for the twelve months ended December 31, 2021. The prior year’s period includes a pre-tax $12.2 million gain on the sale of Visa Class B shares. Excluding the current year’s loss on sale of securities and the prior year’s Visa Class B shares gain, noninterest income for the year ended December 31, 2022 increased $0.3 million. During the year, service charges, fees and commissions increased $0.9 million due in part to the reversal of an accrual of a $0.3 million bank owned life insurance benefit in the year ago period, higher consumer and commercial deposit service charges and higher revenue related to debit card activity. Mortgage banking income decreased $0.5 million during the twelve months ended December 31, 2022 compared to the prior year on lower sales volumes.

Noninterest expense for the twelve months ended December 31, 2022, was $63.0 million, an increase of $7.4 million from $55.6 million for the prior year’s period. The increase was due primarily to $3.8 million in higher salaries and benefits expense due to annual merit increases, our investment into our newest expansion markets and lower deferred loan origination costs, which are recorded as a contra-salary expense. Occupancy and equipment expenses were higher by $3.7 million in the current period due to information technology investments related to mobile/digital banking solutions implemented during the second half of 2021 and additional costs related to entrance into the Piscataway, New Jersey and Pittsburgh, Pennsylvania markets. Other expenses, which include professional, consulting and deposit insurance assessments, accounted for an increase of $0.4 million.

The provision for income taxes for the year ended December 31, 2022 decreased $2.4 million and the effective tax rate was 16.0% as compared to 18.7% in the prior period due to the Visa Class B shares gain in the prior year’s period.

 BALANCE SHEET REVIEW

At December 31, 2022, total assets, loans and deposits were $3.6 billion, $2.7 billion and $3.0 billion, respectively. Loan growth for the twelve months ended December 31, 2022, excluding PPP loans, was $447.5 million or 19.8% due to improved loan demand and organic growth in our newest markets. Loan growth, excluding PPP loans, during the three months ended December 31, 2022 totaled $106.8 million. Higher interest rates and economic uncertainty may result in lower loan demand and lower growth over the near-term when compared to the year-ended December 31, 2022. Commercial real estate loans made up the majority of the growth with tax-exempt loans and residential real estate loans also showing increases. During the twelve months ended December 31, 2022, the SBA forgave PPP loans totaling $46.6 million. Gross PPP loans remaining at December 31, 2022 total $22.3 million. Net deferred PPP fees remaining at December 31, 2022 totaled $0.2 million and are expected to be earned during 2023 as the remaining SBA PPP loans are forgiven or repaid.

Total investments were $569.0 million at December 31, 2022, compared to $588.7 million at December 31, 2021. The decrease to the investment portfolio resulted from the unrealized loss on the available for sale portfolio, maturities and pay-downs, offset in part by purchases. At December 31, 2022, the available for sale portfolio had an unrealized loss of $66.3 million compared to an unrealized loss of $1.8 million at December 31, 2021, which was the result of the rapid increase in interest rates as the FOMC increased rates seven times from March through December 2022 totaling 425 basis points. During the quarter, $45.5 million in low yielding, shorter term available for sale U.S. Treasury securities were sold at a loss of $2.0 million with the proceeds reinvested into higher yielding, longer term mortgage backed securities. The loss is expected to be earned back in less than fifteen months based on the approximate 374 basis point increase in yield on the purchased bonds.

Loan growth during the period was funded by federal funds sold, deposit inflows and short-term borrowings. During the year, the federal funds sold balance decreased from $242.4 million, total deposits increased $83.2 million and short-term borrowing increased to $114.9 million. Noninterest-bearing deposits increased $35.0 million, or 4.8% and interest-bearing deposits increased $48.2 million, or 2.2% during the twelve months ended December 31, 2022.

Stockholders' equity equaled $315.4 million or $44.06 per share at December 31, 2022, and $340.1 million or $47.44 per share at December 31, 2021. The decrease in stockholders’ equity from December 31, 2021 is primarily attributable to a decrease to accumulated other comprehensive loss (“AOCI”) resulting from an increase to the unrealized loss on available for sale securities and dividends paid to shareholders, partially offset by net income.  Tangible stockholders' equity decreased to $35.19 per share at December 31, 2022, from $38.54 per share at December 31, 2021. Dividends declared for the twelve months ended December 31, 2022 amounted to $1.58 per share, a 5.3% increase from the 2021 period, representing a dividend payout ratio of 29.9%. During the three months ended December 31, 2022, 4,732 shares were purchased and retired under the Company’s common stock repurchase plan.

ASSET QUALITY REVIEW

Asset quality metrics remained strong and continued to improve. Nonperforming assets were $4.1 million or 0.15% of loans, net and foreclosed assets at December 31, 2022, compared to $5.0 million or 0.21% of loans, net and foreclosed assets at December 31, 2021. As a percentage of total assets, nonperforming assets improved to 0.12% at December 31, 2022 compared to 0.15% at December 31, 2021.  The decrease in nonperforming assets was due to the sale of the Company’s foreclosed properties which totaled $0.5 million at December 31, 2021 and a $1.1 million decrease to nonaccrual and restructured loans due in part to the sale of a pool of commercial and residential nonaccrual loans with a book balance of $0.9 million, partially offset by a $0.7 million increase to loans past due ninety days and still accruing. At December 31, 2022 the Company had no foreclosed properties.

The Company's allowance for loan losses decreased $2.3 million to $27.5 million due to net charge-offs of $0.2 million combined with a release of the allowance for loan losses of $2.1 million during the quarter ended December 31, 2022 based on our allowance methodology.  For the twelve months ended December 31, 2022, the allowance decreased $0.9 million, the product of a credit to the provision for loan losses of $0.4 million and net charge-offs of $0.5 million. The allowance for loan losses equaled $27.5 million or 1.01% of loans, net at December 31, 2022 compared to $28.4 million or 1.22% of loans, net, at December 31, 2021.   Excluding PPP loans which do not carry an allowance for loan losses due to a 100% government guarantee, the ratio equaled 1.01% at December 31, 2022 and 1.26% at December 31, 2021.  Loans charged-off, net of recoveries, for the twelve months ended December 31, 2022, equaled $0.5 million or 0.02% of average loans, compared to $0.7 million or 0.03% of average loans for the comparable period last year.

About Peoples:

Peoples Financial Services Corp. is the parent company of Peoples Security Bank and Trust Company, a community bank serving Allegheny, Bucks, Lackawanna, Lebanon, Lehigh, Luzerne, Monroe, Montgomery, Northampton, Schuylkill, Susquehanna, and Wyoming Counties in Pennsylvania, Middlesex County in New Jersey and Broome County in New York through 28 offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. Peoples’ business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently applied credit policies.

In addition to evaluating its results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), Peoples routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible stockholders’ equity and core net income ratios. The reported results included in this release contain items, which Peoples considers non-core, namely the loss on the sale of securities available for sale and gain on the sale of the Visa Class B shares. Peoples believes the reported non-GAAP financial measures provide information useful to investors in understanding its operating performance and trends. Where non-GAAP disclosures are used in this press release, a reconciliation to the comparable GAAP measure is provided in the accompanying tables. The non-GAAP financial measures Peoples uses may differ from the non-GAAP financial measures of other financial institutions.

SOURCE: Peoples Financial Services Corp.
/Contact:	MEDIA/INVESTORS, Marie L. Luciani, Investor Relations Officer, 570.346.7741 or marie.luciani@psbt.com
Co:	Peoples Financial Services Corp.
St:	Pennsylvania
In:	Fin

Safe Harbor Forward-Looking Statements:

We make statements in this press release, and we may from time to time make other statements regarding our outlook or expectations for future financial or operating results and/or other matters regarding or affecting Peoples Financial Services Corp. and Peoples Security Bank and Trust Company (collectively, “Peoples”) that are considered “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” For these statements, Peoples claims the protection of the statutory safe harbors for forward-looking statements.

Peoples cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and political conditions, particularly in our market area; the COVID-19 crisis and the governmental responses to the crisis; the impact on financial markets from geopolitical conflicts such as the military conflict between Russia and Ukraine; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; our ability to identify and address cyber-security risks and other economic, competitive, governmental, regulatory and technological factors affecting Peoples’ operations, pricing, products and services and other factors that may be described in Peoples’ Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.

In addition to these risks, acquisitions and business combinations present risks other than those presented by the nature of the business acquired. Acquisitions and business combinations may be substantially more expensive to complete than originally anticipated, and the anticipated benefits may be significantly harder-or take longer-to achieve than expected. As regulated financial institutions, our pursuit of attractive acquisition and business combination opportunities could be negatively impacted by regulatory delays or other regulatory issues. Regulatory and/or legal issues related to the pre-acquisition operations of an acquired or combined business may cause reputational harm to Peoples following the acquisition or combination, and integration of the acquired or combined business with ours may result in additional future costs arising as a result of those issues.

The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, Peoples assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

[TABULAR MATERIAL FOLLOWS]

Summary Data

Peoples Financial Services Corp.

Five Quarter Trend (Unaudited)

(In thousands, except share and per share data)

	Dec 31	Sept 30	June 30	Mar 31	Dec 31
	2022	2022	2022	2022	2021
Key performance data:
Share and per share amounts:
Net income	$1.27	$1.38	$1.30	$1.33	$2.28
Core net income (1)	$1.49	$1.38	$1.30	$1.33	$0.95
Cash dividends declared	$0.40	$0.40	$0.39	$0.39	$0.38
Book value	$44.06	$42.14	$43.50	$44.64	$47.44
Tangible book value (1)	$35.19	$33.26	$34.62	$35.76	$38.54
Market value:
High	$57.60	$56.09	$56.99	$52.99	$53.06
Low	$47.00	$46.84	$47.41	$46.35	$45.64
Closing	$51.84	$46.84	$55.84	$50.48	$52.69
Market capitalization	$371,072	$335,503	$400,410	$362,398	$377,754
Common shares outstanding	7,158,018	7,162,750	7,170,661	7,179,037	7,169,372
Selected ratios:
Return on average stockholders’ equity	11.79%	12.69%	11.71%	11.82%	19.34%
Core return on average stockholders’ equity (1)	13.81%	12.69%	11.71%	11.82%	8.03%
Return on average tangible stockholders’ equity	14.87%	15.94%	14.62%	14.65%	23.87%
Core return on average tangible stockholders’ equity (1)	17.41%	15.94%	14.62%	14.65%	9.91%
Return on average assets	1.04%	1.14%	1.12%	1.17%	1.97%
Core return on average assets (1)	1.22%	1.14%	1.12%	1.17%	0.82%
Stockholders’ equity to total assets	8.87%	8.58%	9.12%	9.56%	10.09%
Efficiency ratio (1)(2)	60.07%	54.95%	54.89%	53.57%	58.26%
Nonperforming assets to loans, net, and foreclosed assets	0.15%	0.16%	0.18%	0.20%	0.21%
Nonperforming assets to total assets	0.12%	0.12%	0.13%	0.14%	0.15%
Net charge-offs to average loans, net	0.03%	0.00%	0.00%	0.05%	0.01%
Allowance for loan losses to loans, net	1.01%	1.14%	1.14%	1.18%	1.22%
Interest-bearing assets yield (FTE) (3)	3.84%	3.59%	3.34%	3.22%	3.08%
Cost of funds	1.20%	0.72%	0.39%	0.35%	0.37%
Net interest spread (FTE) (3)	2.64%	2.87%	2.95%	2.87%	2.71%
Net interest margin (FTE) (3)	2.97%	3.08%	3.06%	2.97%	2.82%
(1)	See Reconciliation of Non-GAAP financial measures.
(2)	Total noninterest expense less amortization of intangible assets divided by tax-equivalent net interest income and noninterest income less net gains (losses) on investment securities available for sale and Visa Class B shares.
(3)	Tax-equivalent adjustments were calculated using the federal statutory tax rate prevailing during the indicated periods of 21%.

Peoples Financial Services Corp.

Consolidated Statements of Income (Unaudited)

(In thousands, except per share data)

	Dec 31	Dec 31
Twelve months ended	2022	2021
Interest income:
Interest and fees on loans:
Taxable	$95,505	$82,493
Tax-exempt	5,084	3,957
Interest and dividends on investment securities:
Taxable	8,234	5,464
Tax-exempt	2,066	1,731
Dividends	2	74
Interest on interest-bearing deposits in other banks	101	8
Interest on federal funds sold	342	330
Total interest income	111,334	94,057
Interest expense:
Interest on deposits	12,632	7,310
Interest on short-term borrowings	1,103	78
Interest on long-term debt	76	260
Interest on subordinated debt	1,774	1,774
Total interest expense	15,585	9,422
Net interest income	95,749	84,635
(Credit) provision for loan losses	(449)	1,750
Net interest income after (credit) provision for loan losses	96,198	82,885
Noninterest income:
Service charges, fees, commissions and other	7,076	6,169
Merchant services income	964	879
Commissions and fees on fiduciary activities	2,229	2,273
Wealth management income	1,430	1,537
Mortgage banking income	511	975
Increase in cash surrender value of life insurance	1,020	889
Interest rate swap revenue	622	759
Net (losses) gains on equity investment securities	(31)	2
Net losses on sale of investment securities available for sale	(1,976)
Net gain on sale of Visa Class B shares		12,153
Total noninterest income	11,845	25,636
Noninterest expense:
Salaries and employee benefits expense	33,553	29,736
Net occupancy and equipment expense	16,578	12,848
Amortization of intangible assets	363	491
Net gain on sale of other real estate owned	(478)	(210)
Other expenses	12,661	12,139
Total noninterest expense	62,677	55,004
Income before income taxes	45,366	53,517
Provision for income tax expense	7,276	9,998
Net income	$38,090	$43,519
Other comprehensive loss:
Unrealized loss on investment securities available for sale	$(66,435)	$(11,487)
Reclassification adjustment for losses on available for sale securities included in net income	1,976
Change in pension liability	370	2,109
Change in derivative fair value	(728)	(322)
Income tax benefit related to other comprehensive loss	(13,995)	(2,037)
Other comprehensive loss, net of income tax benefit	(50,822)	(7,663)
Comprehensive (loss) income	$(12,732)	$35,856
Share and per share amounts:
Net income - basic	$5.31	$6.05
Net income - diluted	5.28	6.02
Cash dividends declared	1.58	1.50
Average common shares outstanding - basic	7,168,092	7,196,160
Average common shares outstanding - diluted	7,211,643	7,235,303

Peoples Financial Services Corp.

Consolidated Statements of Income (Unaudited)

(In thousands, except per share data)

	Dec 31	Sept 30	June 30	Mar 31	Dec 31
Three months ended	2022	2022	2022	2022	2021
Interest income:
Interest and fees on loans:
Taxable	$27,515	$25,128	$22,009	$20,853	$20,288
Tax-exempt	1,367	1,338	1,218	1,161	1,098
Interest and dividends on investment securities:
Taxable	2,058	2,096	2,108	1,972	1,660
Tax-exempt	520	521	515	510	498
Dividends			2		2
Interest on interest-bearing deposits in other banks	40	41	18	2	2
Interest on federal funds sold	141	106	22	73	102
Total interest income	31,641	29,230	25,892	24,571	23,650
Interest expense:
Interest on deposits	6,251	3,316	1,597	1,468	1,579
Interest on short-term borrowings	524	457	122
Interest on long-term debt	9	16	23	28	35
Interest on subordinated debt	444	443	443	444	444
Total interest expense	7,228	4,232	2,185	1,940	2,058
Net interest income	24,413	24,998	23,707	22,631	21,592
(Credit) provision for loan losses	(2,149)	450	950	300	1,750
Net interest income after (credit) provision for loan losses	26,562	24,548	22,757	22,331	19,842
Noninterest income:
Service charges, fees, commissions and other	1,909	1,714	1,761	1,692	1,693
Merchant services income	131	157	562	114	120
Commissions and fees on fiduciary activities	532	591	551	555	548
Wealth management income	366	339	374	351	330
Mortgage banking income	104	135	128	144	211
Increase in cash surrender value of life insurance	289	269	244	218	220
Interest rate swap revenue	(135)	130	284	343	15
Net gain (loss) on investment securities	6	(18)	(23)	4	(7)
Net losses on sale of investment securities available for sale	(1,976)
Net gain on sale of Visa Class B shares					12,153
Total noninterest income	1,226	3,317	3,881	3,421	15,283
Noninterest expense:
Salaries and employee benefits expense	9,188	8,474	7,851	8,040	8,087
Net occupancy and equipment expense	4,905	3,898	3,950	3,825	3,384
Amortization of intangible assets	74	96	97	96	116
Net gains on sale of other real estate			(20)	(458)	(15)
Other expenses	2,793	3,467	3,615	2,786	3,198
Total noninterest expense	16,960	15,935	15,493	14,289	14,770
Income before income taxes	10,828	11,930	11,145	11,463	20,355
Income tax expense	1,689	1,962	1,792	1,833	3,941
Net income	$9,139	$9,968	$9,353	$9,630	$16,414
Other comprehensive income (loss):
Unrealized gain (loss) on investment securities available for sale	$6,356	$(21,510)	$(18,669)	$(32,612)	$(3,078)
Reclassification adjustment for losses on available for sale securities included in net income	1,976
Change in benefit plan liabilities	370				2,109
Change in derivative fair value	12	(46)	(201)	(493)	(300)
Income tax expense (benefit) related to other comprehensive income (loss)	1,447	(4,527)	(3,963)	(6,952)	(266)
Other comprehensive income (loss), net of income tax expense (benefit)	7,267	(17,029)	(14,907)	(26,153)	(1,003)
Comprehensive income (loss)	$16,406	$(7,061)	$(5,554)	$(16,523)	$15,411
Share and per share amounts:
Net income - basic	$1.28	$1.39	$1.30	$1.34	$2.29
Net income - diluted	1.27	1.38	1.30	1.33	2.28
Cash dividends declared	0.40	0.40	0.39	0.39	0.38
Average common shares outstanding - basic	7,158,329	7,169,809	7,172,181	7,172,455	7,172,501
Average common shares outstanding - diluted	7,201,785	7,213,147	7,215,890	7,216,421	7,207,565

Peoples Financial Services Corp.

Net Interest Margin (Unaudited)

(In thousands, fully taxable equivalent basis)

	Three Months Ended
	December 31, 2022			December 31, 2021
	Average	Interest Income/	Yield/	Average	Interest Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Earning assets:
Loans:
Taxable	$2,441,358	$27,515	4.47%	$2,088,935	$20,288	3.85%
Tax-exempt	223,293	1,730	3.08	185,471	1,390	2.97
Total loans	2,664,651	29,245	4.35	2,274,406	21,678	3.78
Investments:
Taxable	528,826	2,058	1.54	446,096	1,662	1.48
Tax-exempt	111,206	658	2.35	105,044	630	2.38
Total investments	640,032	2,716	1.68	551,140	2,292	1.65
Interest-bearing deposits	4,649	40	3.41	9,739	2	0.08
Federal funds sold	14,477	141	3.86	264,068	102	0.15
Total earning assets	3,323,809	32,142	3.84%	3,099,353	24,074	3.08%
Less: allowance for loan losses	29,754			27,049
Other assets	198,907			229,172
Total assets	$3,492,962	$32,142		$3,301,476	$24,074
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Money market accounts	$682,721	$2,908	1.69%	$580,756	$409	0.28%
NOW accounts	794,032	2,244	1.12	816,345	543	0.26
Savings accounts	530,829	180	0.13	486,614	93	0.08
Time deposits less than $100	125,315	333	1.05	128,791	316	0.97
Time deposits $100 or more	169,077	586	1.38	163,923	218	0.53
Total interest-bearing deposits	2,301,974	6,251	1.08	2,176,429	1,579	0.29
Short-term borrowings	49,444	524	4.20	—	—	0.00
Long-term debt	814	9	4.87	2,959	35	4.69
Subordinated debt	33,000	444	5.33	33,000	444	5.34
Total borrowings	83,258	977	4.66	35,959	479	5.28
Total interest-bearing liabilities	2,385,232	7,228	1.20	2,212,388	2,058	0.37
Noninterest-bearing deposits	758,889			725,414
Other liabilities	41,436			26,924
Stockholders’ equity	307,405			336,750
Total liabilities and stockholders’ equity	$3,492,962	7,228		$3,301,476	2,058
Net interest income/spread		$24,914	2.64%		$22,016	2.71%
Net interest margin			2.97%			2.82%
Tax-equivalent adjustments:
Loans		$363			$292
Investments		138			132
Total adjustments		$501			$424

Peoples Financial Services Corp.

Net Interest Margin (Unaudited)

(In thousands, fully taxable equivalent basis)

	For the Twelve Months Ended
	December 31, 2022			December 31, 2021
	Average	Interest Income/	Yield/	Average	Interest Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Earning assets:
Loans:
Taxable	$2,306,455	$95,505	4.14%	$2,063,168	$82,493	4.00%
Tax-exempt	216,195	6,436	2.98	157,409	5,009	3.18
Total loans	2,522,650	101,941	4.04	2,220,577	87,502	3.94
Investments:
Taxable	537,566	8,236	1.53	313,319	5,538	1.77
Tax-exempt	111,083	2,615	2.35	85,200	2,191	2.57
Total investments	648,649	10,851	1.67	398,519	7,729	1.94
Interest-bearing deposits	8,536	101	1.17	11,123	8	0.07
Federal funds sold	53,056	342	0.65	246,891	330	0.13
Total earning assets	3,232,891	113,235	3.50%	2,877,110	95,569	3.32%
Less: allowance for loan losses	29,298			27,209
Other assets	210,392			227,293
Total assets	$3,413,985	$113,235		$3,077,194	$95,569
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Money market accounts	$624,528	$4,967	0.80%	$549,169	$1,960	0.36%
NOW accounts	791,653	4,493	0.57	666,885	2,202	0.33
Savings accounts	520,770	496	0.10	468,851	382	0.08
Time deposits less than $100	127,801	1,299	1.02	128,313	1,416	1.10
Time deposits $100 or more	162,998	1,377	0.84	172,711	1,350	0.78
Total interest-bearing deposits	2,227,750	12,632	0.57	1,985,929	7,310	0.37
Short-term borrowings	42,680	1,103	2.58	13,973	78	0.56
Long-term debt	1,634	76	4.65	7,948	260	3.27
Subordinated debt	33,000	1,774	5.38	33,000	1,774	5.38
Total borrowings	77,314	2,953	3.82	54,921	2,112	3.85
Total interest-bearing liabilities	2,305,064	15,585	0.68	2,040,850	9,422	0.46
Noninterest-bearing deposits	753,399			684,527
Other liabilities	34,517			25,704
Stockholders’ equity	321,005			326,113
Total liabilities and stockholders’ equity	$3,413,985	15,585		$3,077,194	9,422
Net interest income/spread		$97,650	2.82%		$86,147	2.86%
Net interest margin			3.02%			2.99%
Tax-equivalent adjustments:
Loans		$1,352			$1,052
Investments		549			460
Total adjustments		$1,901			$1,512

Peoples Financial Services Corp.

Details of Net Interest Income and Net Interest Margin (Unaudited)

(In thousands, fully taxable equivalent basis)

	Dec 31	Sept 30	June 30	Mar 31	Dec 31
Three months ended	2022	2022	2022	2022	2021
Net interest income:
Interest income:
Loans, net:
Taxable	$27,515	$25,128	$22,009	$20,853	$20,288
Tax-exempt	1,730	1,694	1,542	1,470	1,390
Total loans, net	29,245	26,822	23,551	22,323	21,678
Investments:
Taxable	2,058	2,096	2,110	1,972	1,662
Tax-exempt	658	659	652	646	630
Total investments	2,716	2,755	2,762	2,618	2,292
Interest on interest-bearing balances in other banks	40	41	18	2	2
Federal funds sold	141	106	22	73	102
Total interest income	32,142	29,724	26,353	25,016	24,074
Interest expense:
Deposits	6,251	3,316	1,597	1,468	1,579
Short-term borrowings	524	457	122
Long-term debt	9	16	23	28	35
Subordinated debt	444	443	443	444	444
Total interest expense	7,228	4,232	2,185	1,940	2,058
Net interest income	$24,914	$25,492	$24,168	$23,076	$22,016
Loans, net:
Taxable	4.47%	4.19%	3.92%	3.94%	3.85%
Tax-exempt	3.08%	2.98%	2.92%	2.93%	2.97%
Total loans, net	4.35%	4.09%	3.83%	3.85%	3.78%
Investments:
Taxable	1.54%	1.53%	1.53%	1.53%	1.48%
Tax-exempt	2.35%	2.34%	2.35%	2.37%	2.38%
Total investments	1.68%	1.67%	1.67%	1.68%	1.65%
Interest-bearing balances with banks	3.41%	1.77%	0.68%	0.14%	0.09%
Federal funds sold	3.86%	3.08%	0.37%	0.18%	0.15%
Total interest-earning assets	3.84%	3.59%	3.34%	3.22%	3.08%
Interest expense:
Deposits	1.08%	0.59%	0.30%	0.27%	0.29%
Short-term borrowings	4.20%	2.30%	1.40%
Long-term debt	4.87%	4.64%	4.85%	4.59%	4.68%
Subordinated debt	5.33%	5.33%	5.38%	5.38%	5.38%
Total interest-bearing liabilities	1.20%	0.72%	0.39%	0.35%	0.37%
Net interest spread	2.64%	2.87%	2.95%	2.87%	2.71%
Net interest margin	2.97%	3.08%	3.06%	2.97%	2.82%

Peoples Financial Services Corp.

Consolidated Balance Sheets (Unaudited)

(In thousands)

	Dec 31	Sept 30	June 30	Mar 31	Dec 31
At period end	2022	2022	2022	2022	2021
Assets:
Cash and due from banks	$37,675	$35,000	$39,693	$35,863	$30,415
Interest-bearing balances in other banks	193	8,410	8,040	4,440	7,093
Federal funds sold		69,600		101,200	242,425
Investment securities:
Available for sale	477,703	477,590	513,911	535,482	517,321
Equity investments carried at fair value	110	103	121	144	140
Held to maturity	91,179	92,771	94,446	95,829	71,213
Loans held for sale		653	681	161	408
Loans	2,730,116	2,623,706	2,565,579	2,397,681	2,329,173
Less: allowance for loan losses	27,472	29,822	29,374	28,407	28,383
Net loans	2,702,644	2,593,884	2,536,205	2,369,274	2,300,790
Goodwill	63,370	63,370	63,370	63,370	63,370
Premises and equipment, net	55,667	54,394	53,094	51,977	51,502
Bank owned life insurance	48,344	48,235	47,968	43,828	42,754
Deferred tax assets	18,739	20,796	16,269	12,306	5,354
Accrued interest receivable	11,715	10,082	9,303	9,221	8,528
Other intangible assets, net	105	179	276	372	468
Other assets	46,071	41,739	38,162	29,334	27,702
Total assets	$3,553,515	$3,516,806	$3,421,539	$3,352,801	$3,369,483
Liabilities:
Deposits:
Noninterest-bearing	$772,765	$769,935	$747,558	$759,986	$737,756
Interest-bearing	2,273,833	2,354,205	2,163,725	2,204,878	2,225,641
Total deposits	3,046,598	3,124,140	2,911,283	2,964,864	2,963,397
Short-term borrowings	114,930	14,700	129,170
Long-term debt	555	1,104	1,646	2,182	2,711
Subordinated debt	33,000	33,000	33,000	33,000	33,000
Accrued interest payable	903	1,129	1,269	844	408
Other liabilities	42,179	40,923	33,274	31,450	29,841
Total liabilities	3,238,165	3,214,996	3,109,642	3,032,340	3,029,357
Stockholders’ equity:
Common stock	14,321	14,330	14,346	14,352	14,341
Capital surplus	126,850	126,845	126,986	127,192	127,549
Retained earnings	230,515	224,238	217,139	210,584	203,750
Accumulated other comprehensive loss	(56,336)	(63,603)	(46,574)	(31,667)	(5,514)
Total stockholders’ equity	315,350	301,810	311,897	320,461	340,126
Total liabilities and stockholders’ equity	$3,553,515	$3,516,806	$3,421,539	$3,352,801	$3,369,483

Peoples Financial Services Corp.

Loan and Deposit Account Detail (Unaudited)

(In thousands)

At the period end	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Commercial
Taxable	$377,215	$371,164	$371,153	$370,574	$424,455
Non-taxable	222,043	224,764	225,656	210,184	188,672
Total	599,258	595,928	596,809	580,758	613,127
Real estate
Commercial real estate	1,709,827	1,620,116	1,569,658	1,436,196	1,343,539
Residential	330,728	326,223	317,672	306,068	297,624
Total	2,040,555	1,946,339	1,887,330	1,742,264	1,641,163
Consumer
Indirect Auto	76,491	70,006	69,161	64,870	65,791
Consumer Other	13,812	11,433	12,279	9,789	9,092
Total	90,303	81,439	81,440	74,659	74,883
Total	$2,730,116	$2,623,706	$2,565,579	$2,397,681	$2,329,173

At the period end	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Interest-bearing deposits:
Money market accounts	$685,323	$706,947	$592,989	$605,686	$588,245
NOW accounts	772,712	813,743	752,397	797,333	851,086
Savings accounts	523,931	530,124	518,146	515,169	491,796
Time deposits less than $250	199,136	224,517	219,690	200,345	203,719
Time deposits $250 or more	92,731	78,874	80,503	86,345	90,795
Total interest-bearing deposits	2,273,833	2,354,205	2,163,725	2,204,878	2,225,641
Noninterest-bearing deposits	772,765	769,935	747,558	759,986	737,756
Total deposits	$3,046,598	$3,124,140	$2,911,283	$2,964,864	$2,963,397

Peoples Financial Services Corp.

Consolidated Balance Sheets (Unaudited)

(In thousands)

	Dec 31	Sept 30	June 30	Mar 31	Dec 31
Average quarterly balances	2022	2022	2022	2022	2021
Assets:
Loans, net:
Taxable	$2,441,358	$2,377,803	$2,254,405	$2,148,251	$2,088,935
Tax-exempt	223,293	225,637	211,885	203,645	185,471
Total loans, net	2,664,651	2,603,440	2,466,290	2,351,896	2,274,406
Investments:
Taxable	528,826	544,782	553,078	523,301	446,096
Tax-exempt	111,206	111,578	111,138	110,394	105,044
Total investments	640,032	656,360	664,216	633,695	551,140
Interest-bearing balances with banks	4,649	9,180	10,694	5,888	9,739
Federal funds sold	14,477	13,665	23,920	162,218	264,068
Total interest-earning assets	3,323,809	3,282,645	3,165,120	3,153,697	3,099,353
Other assets	169,153	180,861	181,900	187,864	202,123
Total assets	$3,492,962	$3,463,506	$3,347,020	$3,341,561	$3,301,476
Liabilities and stockholders’ equity:
Deposits:
Interest-bearing	$2,301,974	$2,228,829	$2,167,569	$2,211,629	$2,176,429
Noninterest-bearing	758,889	770,833	756,225	734,348	725,414
Total deposits	3,060,863	2,999,662	2,923,794	2,945,977	2,901,843
Short-term borrowings	49,444	78,922	34,953
Long-term debt	814	1,369	1,901	2,474	2,959
Subordinated debt	33,000	33,000	33,000	33,000	33,000
Other liabilities	41,436	38,840	33,080	29,816	26,924
Total liabilities	3,185,557	3,151,793	3,026,728	3,011,267	2,964,726
Stockholders’ equity	307,405	311,713	320,292	330,294	336,750
Total liabilities and stockholders’ equity	$3,492,962	$3,463,506	$3,347,020	$3,341,561	$3,301,476

Peoples Financial Services Corp.

Asset Quality Data (Unaudited)

(In thousands)

	Dec 31	Sept 30	June 30	Mar 31	Dec 31
At quarter end	2022	2022	2022	2022	2021
Nonperforming assets:
Nonaccrual/restructured loans	$3,386	$3,938	$4,387	$4,573	$4,461
Accruing loans past due 90 days or more	748	280	190	103	13
Foreclosed assets					487
Total nonperforming assets	$4,134	$4,218	$4,577	$4,676	$4,961

Three months ended
Allowance for loan losses:
Beginning balance	$29,822	$29,374	$28,407	$28,383	$26,693
Charge-offs	233	101	98	355	105
Recoveries	32	99	115	79	45
Provision for loan losses	(2,149)	450	950	300	1,750
Ending balance	$27,472	$29,822	$29,374	$28,407	$28,383

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures (Unaudited)

(In thousands, except share and per share data)

	Dec 31	Sept 30	June 30	Mar 31	Dec 31
Three months ended	2022	2022	2022	2022	2021
Core net income per share:
Net income GAAP	$9,139	$9,968	$9,353	$9,630	$16,414
Adjustments:
Less: Gain on sale of Visa Class B shares					12,153
Less: Loss on sale of available for sale securities	(1,976)
Add: Loss on sale of available for sale securities tax adjustment	(415)
Add: Gain on sale of Visa Class B shares tax adjustment					2,552
Core net income	$10,700	$9,968	$9,353	$9,630	$6,813
Average common shares outstanding - diluted	7,201,785	7,213,147	7,215,365	7,216,421	7,207,565
Core net income per share	$1.49	$1.38	$1.30	$1.33	$0.95

Tangible book value:
Total stockholders’ equity	$315,350	$301,810	$311,897	$320,461	$340,126
Less: Goodwill	63,370	63,370	63,370	63,370	63,370
Less: Other intangible assets, net	105	179	276	372	468
Total tangible stockholders’ equity	$251,875	$238,261	$248,251	$256,719	$276,289
Common shares outstanding	7,158,018	7,162,750	7,170,661	7,179,037	7,169,372
Tangible book value per share	$35.19	$33.26	$34.62	$35.76	$38.54

Core return on average stockholders’ equity:
Net income GAAP	$9,139	$9,968	$9,353	$9,630	$16,414
Adjustments:
Less: Gain on sale of Visa Class B shares					12,153
Less: Loss on sale of available for sale securities	(1,976)
Add: Loss on sale of available for sale securities tax adjustment	(415)
Add: Gain on sale of Visa Class B shares tax adjustment					2,552
Core net income	$10,700	$9,968	$9,353	$9,630	$6,813
Average stockholders’ equity	$307,405	$311,713	$320,292	$330,294	$336,750
Core return on average stockholders’ equity	13.81%	12.69%	11.71%	11.82%	8.03%

Return on average tangible equity:
Net income GAAP	$9,139	$9,968	$9,353	$9,630	$16,414
Average stockholders’ equity	$307,405	$311,713	$320,292	$330,294	$336,750
Less: average intangibles	63,512	63,549	63,694	63,790	63,896
Average tangible stockholders’ equity	$243,893	$248,164	$256,598	$266,504	$272,854
Return on average tangible stockholders’ equity	14.87%	15.94%	14.62%	14.65%	23.87%

Core return on average tangible stockholders’ equity:
Net income GAAP	$9,139	$9,968	$9,353	$9,630	$16,414
Adjustments:
Less: Gain on sale of Visa Class B shares					12,153
Less: Loss on sale of available for sale securities	(1,976)
Add: Loss on sale of available for sale securities tax adjustment	(415)
Add: Gain on sale of Visa Class B shares tax adjustment					2,552
Core net income	$10,700	$9,968	$9,353	$9,630	$6,813
Average stockholders’ equity	$307,405	$311,713	$320,292	$330,294	$336,750
Less: average intangibles	63,512	63,549	63,694	63,790	63,896
Average tangible stockholders’ equity	$243,893	$248,164	$256,598	$266,504	$272,854
Core return on average tangible stockholders’ equity	17.41%	15.94%	14.62%	14.65%	9.91%

Core return on average assets:
Net income GAAP	$9,139	$9,968	$9,353	$9,630	$16,414
Adjustments:
Less: Gain on sale of Visa Class B shares					12,153
Less: Loss on sale of available for sale securities	(1,976)
Add: Loss on sale of available for sale securities tax adjustment	(415)
Add: Gain on sale of Visa Class B shares tax adjustment					2,552
Core net income	$10,700	$9,968	$9,353	$9,630	$6,813
Average assets	$3,492,962	$3,463,506	$3,347,020	$3,341,561	$3,301,476
Core return on average assets	1.22%	1.14%	1.12%	1.17%	0.82%

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures (Unaudited)

(In thousands, except share and per share data)

	Dec 31	Dec 31
Year ended	2022	2021
Core net income per share:
Net income (GAAP)	$38,090	$43,519
Adjustments:
Less: Gain on sale of Visa Class B shares		12,153
Less: Loss on sale of available for sale securities	(1,976)
Add: Loss on sale of available for sale securities tax adjustment	(415)
Add: Gain on sale of Visa Class B shares tax adjustment		2,552
Core net income	$39,651	$33,918
Average common shares outstanding - basic	7,168,092	7,196,160
Average common shares outstanding - diluted	7,211,643	7,235,303
Core net income per share - basic	$5.53	$4.71
Core net income per share - diluted	$5.50	$4.69

The following tables reconcile the non-GAAP financial measures of FTE net interest income for the three and twelve months ended December 31, 2022 and 2021:

Three months ended December 31	2022	2021
Interest income (GAAP)	$31,641	$23,650
Adjustment to FTE	501	424
Interest income adjusted to FTE (non-GAAP)	32,142	24,074
Interest expense	7,228	2,058
Net interest income adjusted to FTE (non-GAAP)	$24,914	$22,016

Twelve months ended December 31	2022	2021
Interest income (GAAP)	$111,334	$94,057
Adjustment to FTE	1,901	1,512
Interest income adjusted to FTE (non-GAAP)	113,235	95,569
Interest expense	15,585	9,422
Net interest income adjusted to FTE (non-GAAP)	$97,650	$86,147

The efficiency ratio is noninterest expenses, less amortization of intangible assets, as a percentage of FTE net interest income plus noninterest income. The following tables reconcile the non-GAAP financial measures of the efficiency ratio to GAAP for the three and twelve months ended December 31, 2022 and 2021:

Three months ended December 31	2022	2021
Efficiency ratio (non-GAAP):
Noninterest expense (GAAP)	$16,960	$14,770
Less: amortization of intangible assets expense	74	116
Noninterest expense adjusted for amortization of assets expense (non-GAAP)	16,886	14,654

Net interest income (GAAP)	24,413	21,592
Plus: taxable equivalent adjustment	501	424
Noninterest income (GAAP)	1,226	15,283
Less: Net gains (losses) on equity securities	6	(7)
Less: Loss on sale of available for sale securities	(1,976)
Less: Gain on sale of Visa Class B shares		12,153
Net interest income (FTE) plus noninterest income (non-GAAP)	$28,110	$25,153

Efficiency ratio (non-GAAP)	60.07%	58.26%

Twelve months ended December 31	2022	2021
Efficiency ratio (non-GAAP):
Noninterest expense (GAAP)	$62,677	$55,004
Less: Amortization of intangible assets expense	363	491
Noninterest expense adjusted for amortization of assets expense (non-GAAP)	62,314	54,513

Net interest income (GAAP)	95,749	84,635
Plus: Taxable equivalent adjustment	1,901	1,512
Noninterest income (GAAP)	11,845	25,636
Less: Net (losses) gains on equity securities	(31)	2
Less: Loss on sale of available for sale securities	(1,976)
Less: Gain on sale of Visa Class B shares		12,153
Net interest income (FTE) plus noninterest income (non-GAAP)	$111,502	$99,628

Efficiency ratio (non-GAAP)	55.89%	54.72%